EXHIBIT 3(ii)

BY-LAWS
OF
INTEGRATED MARKETING TECHNOLOGY, INC.

ARTICLE I - OFFICES

The principle office of the Corporation shall be 2849 Executive Drive, Suite 230, Clearwater, Florida 34622.

The Corporation may also have offices at such other place, both within and without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

Section 1. ANNUAL MEETING: The Annual Meeting of the Shareholders shall be held on the 15th day of the month of in each year at the hour of 4:00 p.m., or within eighty-five (85) days after the close of the fiscal tax year, or at such other time and date as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business that may come before the meeting. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of the Directors shall not be held on the day designated herein for any Annual Meeting of the Shareholders or any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the Shareholders as soon thereafter as conveniently may be arranged.

Section 2. SPECIAL MEETINGS: Special Meetings of Shareholders shall be directed by the President or the Board of Directors or, when requested in writing, by the holders of not less than ten percent (10%) of all of the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any Special Meeting of the Shareholders shall be limited to the purposes stated in the notice thereof. A meeting requested by Shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the Shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary , unless the President, Board of Directors, or Shareholders requesting the meeting shall designate another person to do so.

Section 3. PLACE OF MEETING: The Board of Directors may designate any place, either within or without the State of Florida, unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any meeting of the Shareholders. A Waiver of Notice signed by all the Shareholders entitled to vote at a meeting may designate any place, either within

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 1

or without the State of Florida, unless otherwise prescribed by law or by the Articles of Incorporation, as the place for holding of such meeting. If no designation is made, or if a Special Meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

Section 4. NOTICE OF MEETING: Written notice stating the place, day and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered no less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, Secretary, or the officer or persons calling the meeting to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the Shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. WAIVER OF NOTICE OF MEETING: When Shareholders who hold four-fifths (4/5) of the voting stock having the right and entitled to vote at any meeting, shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

Section 6. VOTING LISTS: The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of three (3) days prior to such meeting, shall be kept on file at the principle office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to whom are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of the Shareholders.

Section 7. QUORUM: Except as otherwise provided in these By-Laws, or as required by the Articles of Incorporation or by-law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy , shall constitute a quorum at a meeting of the Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 8. VOTING OF SHARES: Each Shareholder entitled to vote shall, at every meeting of the Shareholders, be entitled to vote one (1) vote in person or by proxy, signed by him,

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 2

for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting Shareholders, as hereinafter provided; and if such Directors shall not have exercised such right, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the Corporation within twenty (20) days preceding such election.

Section 9. PROXIES: At all meetings of the Shareholders, a Shareholder may vote by proxy, executed in writing by the Shareholder or his or her duly authorized attorney-in-fact, but no proxy shall be voted on after eleven (11) months from its date unless the proxy provides for a longer period. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 10. INFORMAL ACTION BY SHAREHOLDERS: Unless otherwise provided by law or by the Articles of Incorporation, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

Section 1. GENERAL POWERS: The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS: The number of the Directors of the Corporation shall not be less than one (1). Each Director shall hold office until the next Annual Meeting of Shareholders and until his or her successor has been qualified, unless sooner removed by the Shareholders at any general or special meeting. All Directors shall be citizens of the United States.

Section 3. ANNUAL MEETING: After each Annual Meeting of the Shareholders, the Board of Directors shall hold its Annual Meeting at the same place as and immediately following such Annual Meeting of Shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the Directors be present at such place and time, no prior notice of such meeting shall be required to be given to the Directors. The place and time of such meeting may also be fixed by written consent of the Directors.

Section 4. REGULAR MEETINGS: Regular meetings of the Board of Directors may be held at such time and at such place as shall be determined from time to time by the Board of Directors. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 3

Section 5. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board if there be one, or the President or any Director. The person or persons authorized to call Special Meetings of the Board of Directors may fix the place for holding any Special Meetings of the Board of Directors called by them.

Section 6. NOTICE: Notice of any Special Meeting shall be given at least three (3) days prior thereto by written notice delivered personally or mailed to each Director at his or her business address. Notice shall be deemed to be delivered when deposited in the United States Mail, so addressed with postage thereon prepaid. Any Director may waive notice of any meeting, either before, at, or after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. QUORUM: A majority of the Directors shall constitute a quorum. A majority of Directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of adjournment and, unless the time and place of the adjourned meeting are amended at the time of the adjournment, to the other Directors.

Section 8. MANNER OF ACTING: The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. ELECTION AND TERM: Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first Annual Meeting of Shareholders, and until a successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

At the first Annual Meeting of Shareholders and at each Annual Meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding Annual Meeting. Each Director shall hold office for a term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

Section 10. VACANCIES: Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office only until the next election of Directors by the Shareholders.

Section 11. COMPENSATION: By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as a Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 4

Section 12. PRESUMPTION OF ASSENT: A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 13. INFORMAL ACTION BY BOARD: Any action required or permitted to be taken by any provisions of law, of the Articles of Incorporation, or these By-Laws at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be.

Section 14. REMOVAL: Any Director may be removed by the Shareholders at any general or Special Meeting of the Shareholders whenever, in the judgment of the Shareholders, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This By-Law shall not be subject to change by the Board of Directors.

ARTICLE IV - OFFICERS

Section 1. NUMBER: The Officers of the Corporation shall be a President and a Secretary/Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board and additional Officers, as the Board of Directors shall deem appropriate. Any two (2) or more offices may be held by the same person.

Section 2. ELECTION AND TERM OF OFFICE: The Officers of the Corporation shall be elected annually by the Board of Directors at its meeting after each Annual Meeting of the Shareholders. If the election of Officers shall not be held at such meeting, then such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. REMOVAL: Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. VACANCIES: A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. DUTIES OF OFFICERS: The Chairman of the Board of the Corporation, or the President, if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the Shareholders which he or she shall attend. The President shall be the Chief

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 5

Executive Officer of the Corporation. Subject to the foregoing, the Officers of the Corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these By-Laws, or as may be assigned to them from time to time by the Board of Directors.

Section 6. PRESIDENT - POWERS AND DUTIES: The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He or she shall preside at all meetings of Shareholders and Directors and discharge the duties of a presiding officer, shall be empowered with the authority to ceremoniously remove any officer for malfeasance or cause, without notice to or consent by the Directors or Stockholders of this Corporation, shall present at each annual meeting of the Shareholders a report of the business of the Corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe. The President's action in removing any officer on such grounds may be reviewed by the Stockholders upon notice anytime after ten (10) days following the removal; the reviewing action of the Stockholders is subject to the same voting requirement as any other Stockholder's action.

Section 7. VICE PRESIDENT - POWERS AND DUTIES: The Vice President, if created, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He or she also shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign to him. If there be a designated executive Vice President he or she shall have the priority as a substitute for the President; all other Vice Presidents shall be of equal dignity .

Section 8. SECRETARY: POWERS AND DUTIES. The Secretary shall attend all meetings of the Directors and of the Shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He or she shall keep the corporate seal of the Corporation, and when directed by the Board of Directors, shall affix it to any instrument requiring it. He or she shall give, or cause to be given, notice of all meetings of the Directors or of the Shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

Section 9. TREASURER- POWERS AND DUTIES: The Treasurer, if created, shall have custody of corporate funds and securities. He or she shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He or she shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 10. SALARIES: The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 6

All compensation paid to Officers and employees of the Corporation, including salaries, bonuses, reimbursements of expenses and other forms of compensation, shall be limited to such amounts as allowed by the Internal Revenue Service or other taxing bodies as ordinary business deductions.

It shall be the duty of the Board of Directors of the Corporation or their agents to collect or to have collected all sums paid as compensation to Officers and employees which may be disallowed by the Internal Revenue Service, or any other taxing bodies, as non-ordinary business deductions.

The employment contracts made between the Corporation and its officers and employees shall contain the following provision:

"If, for any reason, the U.S. Internal Revenue Service or any other taxing body, does not allow an ordinary business deduction to the Corporation for certain payments by the Corporation, whether or not the Payments are salary, bonus, reimbursement of employee's expenses or any other compensation, and whether or not they are paid to the employee or directly to a third party , then it shall be the obligation of the employee to refund to the Corporation an amount equal to that which was not allowed as an ordinary business deduction. The Corporation shall give the employee written notice of any deduction not so allowed, and the employee shall refund the appropriate amount to the Corporation within ninety (90) days of the date notice was sent."

Section 11. DELEGATION OF DUTIES: In the absence or disability of any Officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate his or her powers or duties to any other Officer or to any other Director for the time being.

ARTICLE V - EXECUTIVE AND OTHER COMMITTEES

Section 1. CREATION OF COMMITTEES: The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one (1) or more other committees, each to consist of two (2) or more of the Directors of the Corporation.

Section 2. EXECUTIVE COMMITTEE: The Executive Committee, if there shall be one, shall consult with and advise the Officers of the Corporation in the management of its business and shall have and may exercise such powers of the Board of Directors to the extent provided in the resolution of the Board of Directors, as can be lawfully delegated by the Board.

Section 3. OTHER COMMITTEES: Such other committees shall have such functions and may exercise such power of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 7

Section 4. MEETINGS OF COMMITTEES: Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committee, and special meetings of the Executive Committee or such other committee may be called thereof upon two (2) days notice of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6. of Article III of these By-Laws (pertaining to notice for Directors' meetings).

Section 5. VACANCIES ON COMMITTEES: Vacancies on the Executive Committee or on such other committees shall be filled by the Board of Directors then in office at any regular or special meeting.

Section 6. QUORUM OF COMMITTEES: At all meetings of the Executive Committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

Section 7. MANNER OF ACTING OF COMMITTEES: The acts of a majority of the members of the Executive Committee, or such other committees, present at any meeting at which there is a quorum, shall be the act of such Committee.

Section 8. MINUTES OF COMMITTEES: The Executive Committee, if there shall be one, and such other committees, shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 9. COMPENSATION: Members of the Executive Committee, and such other committees, may be paid compensation in accordance with the provisions of Section 10., Article III (pertaining to compensation of Directors).

ARTICLE VI - CERTIFICATE OF STOCK

Section 1. CERTIFICATES OF STOCK: Every holder of stock in the Corporation shall be entitled to have a Certificate, signed by the President and Secretary and sealed with the seal of the Corporation, exhibiting the holder's name and certifying the number of shares owned by him or her in the Corporation. The Certificates shall be numbered and entered into the books of the Corporation as they are issued.

Section 2. TRANSFER OF SHARES: Transfer of shares of the Corporation shall be made upon its books by the holder of the shares, in person or by his or her lawfully constituted representative, upon surrender of the certificates of stock for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 8

Section 3. FACSIMILE SIGNATURE: Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 4. LOST CERTIFICATES: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII - CLOSING OF TRANSFER
BOOKS OR FIXING OF RECORD DATE

The Board of Directors may close the Stock Transfer Books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding forty (40) days in connection with the obtaining of consent of Shareholders for any purpose. In lieu of closing the Stock Transfer Books, as aforesaid, the Board of Directors may fix, in advance, a date not exceeding forty (40) days preceding the date of any meeting of the Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date in connection with obtaining such consent, as a record date for the determination of Shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent; and in such case, such Shareholders, and only such Shareholders as shall be Shareholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any 1ransfer of any stock on the books of the Corporation after any such record date fixed, as aforesaid.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 9

ARTICLE VIII - BOOKS AND RECORDS

Section I. BOOKS AND RECORDS: This Corporation shall keep con-correct and complete books and records of account, and shall keep minutes of the proceedings of its Shareholders, Board of Directors, and Committees of Directors.

This Corporation shall keep at its registered office or principal place of business a record of its Shareholders, giving the names and addresses of all Shareholders and the number of shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time period.

Section 2. SHAREHOLDERS' INSPECTION RIGHTS: Any person who shall have been a holder of record of shares or of voting trust certificates thereof, at least six (6) months immediately preceding his or her demand, or shall be the holder of record of or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of the Corporation, upon written demand Stating the purposes thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

Section 3. FINANCIAL INFORMATION: No later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss Statement showing the results of the operation of the Corporation during this fiscal year.

Upon the written request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each Shareholder or holder of voting trust certificates a copy of the most recent such Balance Sheet and Profit and Loss Statement.

Balance Sheets and Profit and Loss Statements shall be filed in the registered office of the Corporation in this State, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE IX - DIVIDENDS

The Board of Directors of this Corporation may from rime to time declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the Florida Statutes.

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 10

ARTICLE X - FISCAL YEAR

The Fiscal Year of the Corporation shall be the twelve (12) month period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes.

ARTICLE XI - SEAL

The Corporate Seal shall bear the words "INTEGRATED MARKETING TECHNOLOGY, INC.", which shall be between two (2) concentric circles and in the inside of the inner circle shall be the word "SEAL, 1996," and the impression of said seal appearing on the margin thereof.

ARTICLE XII- STOCK IN OTHER CORPORATIONS

Shares of stock in other corporations held by this Corporation shall be voted by such Officer or Officers of the Corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.

ARTICLE XIII - AMENDMENTS

These By-Laws may be altered, amended or replaced and new By-Laws may be adopted by the Board of Directors, provided that any By-Laws or Amendment thereto, as adopted by the Board of Directors, may be altered, amended or repealed by vote of the Shareholders entitled to vote thereon, or a new By-Law in lieu thereof may be adopted by the Shareholders.

ADOPTED effective the 1st day of March, 1996.

/s/ WILLIAM S. LEE
WILLIAM S. LEE, President
Lee. W\By-Laws
:saw 3-8-96

BY -LAWS OF INTEGRATED MARKETING TECHNOLOGY, INC.	PAGE 11